Form U-1
Uniform Application to Register Securities

Application to Administrator of Securities of the State of Oklahoma

pursuant to Section 301 et seq. of the Oklahoma Uniform Securities Act

1. Name and Address of Issuer and principal office in this state:

   Community Redevelopment Inc.; 9 Medway Road, Suite C; Milford, MA 01757

2. Name, address and telephone number of correspondent to whom notices and communications regarding this application may be sent:

   Phillip Sands, Chief Executive Officer; Community Redevelopment Inc.; (800) 234-5000

3. Name and address of applicant:

   Community Redevelopment Inc.; 9 Medway Road, Suite C; Milford, MA 01757

4. Registration or acceptance for filing is sought for the following described securities in the amounts indicated:

		Total Offering		Offering in this State	
Descriptions of Securities	Offering Price or Proposed Offering Price	No. of Shares or Units	Amount	No. of Shares or Units	Amount
Common Stock	$0.001	3,000,000,000	$ 3,000,000	3,000,000,000	$ 3,000,000
			$		$
			$		$
		Totals	$ 3,000,000	3,000,000,000	$ 3,000,000

Indicate the maximum commission to be charged: 0 %

5. Amount of filing and examination fees which are enclosed: $ TBD $ TBD

6. A Registration Statement was filed with the Securities and Exchange Commission on Pending and ☐ became ☐ will become effective on Pending qualification .

7. (a) List the states in which it is proposed to offer the securities for sale to the public.

   Oklahoma

(b) List the states, if any, in which the securities are eligible for sale to the public.

Oklahoma

(c) List the states, if any, which have refused, by order or otherwise, to authorize sale of the securities to the public, or have revoked or suspended the right to sell the securities or in which an application has been withdrawn.

None

8. Submitted herewith as part of this application are the following documents (documents on file may be incorporated by reference):

(a) One copy of the Registration Statement and two copies of the Prospectus in the latest form on file under the Securities Act of 1933.

(b) Underwriting Agreement, Agreement among Underwriters, and Selected Dealers Agreement.

(c) Indenture.

(d) Issuer's charter or articles of incorporation as amended to date.

(e) Issuer's by-laws as amended to date.

(f) Signed copy of opinion of counsel filed with Registration Statement pursuant to the Securities Act of 1933.

(g) Specimen (type of security) Common Stock

(h) Consent to service of process accompanied by appropriate corporate resolution.

(i) If an earning computation or similar requirement is required to be met in this state, attach a separate sheet as an exhibit showing compliance.

(j) One copy of all advertising matter to be used in connection with the offering.

(k) Others (list each):

Subscription Agreement; Financial Statements; Material Agreements;
Offering Circular; Form U-2 Consent to Service of Process.

9. The applicant hereby applies for registration or acceptance for filing of the above described securities under the law cited above and in consideration thereof agrees so long as the registration remains in effect that it will:

(a) Advise the above named state authority of any change prior to registration in this state in any of the information contained herein or in any of the documents submitted with or as part of this application.

(b) File with the above named state authority within two business days after filing with the Securities and Exchange Commission (i) any amendments other than delaying amendments to the federal registration statement, designating the changed, revised, or added material or information by

underlining the same; and (ii) the final prospectus, or any further amendments or supplements thereto.

(c) Notify the above named state authority within two business days (i) upon the receipt of any stop order, denial, order to show cause, suspension or revocation order, injunction or restraining order, or similar order entered or issued by any state or other regulatory authority or by any court, concerning the securities covered by this application or other securities of the issuer currently being offered to the public; and (ii) upon the receipt of any notice of effectiveness of said registration by the Securities and Exchange Commission.

(d) Notify the above named state authority at least two business days prior to the effectiveness of said registration with the Securities and Exchange Commission of (i) any request by the issuer or applicant to any other state or regulatory authority for permission to withdraw any application to any other state or regulatory authority for permission to withdraw any application to register the securities described herein; and (ii) a list of all states in which applications have been filed where the issuer or applicant has received notice from the state authority that the application does not comply with state requirements and cannot or does not intend to comply with such requirements.

(e) Furnish promptly all such additional information and documents in respect to the issuer or the securities covered by this application as may be requested by the above named state authority prior to registration or acceptance for filing.

U-1 Part 2

Date: May 12, 2026

Community Redevelopment Inc.
(Name of Applicant)

BY: Phillip Sands, Chief Executive Officer
(Name and Title)

STATE OF MASSACHUSETTS

COUNTY OF NORFOLK

The undersigned, Phillip A. Sands,
being first duly sworn, deposes and says:

That he/she has executed the foregoing application for and on behalf of the applicant named therein; that he/she is AN OFFICER of such applicant and is fully authorized to execute and file such application; that he/she is familiar with such application; and that to the best of his/her knowledge, information and belief the statements made in such application are true and the documents submitted therewith are true copies of the originals thereof.

Community Redevelopment Inc.
(Name of Applicant)

Subscribed and sworn to before me this 12th day of MAY, 2026

(Notarial Seal)

NOTARY PUBLIC

LINDA R. HANSON
Notary Public
COMMONWEALTH OF MASSACHUSETTS
My Commission Expires
July 28, 2028

In and for the County of NORFOLK State of MASSACHUSETTS

My Commission Expires: JULY 28, 2028

FOR AN ACKNOWLEDGEMENT OF THE FILING OF THIS APPLICATION COMPLETE THE FOLLOWING

Name and address of correspondent:

Phillip Sands, Community Redevelopment Inc.

9 Medway Road, Suite C, Milford, MA 01757

Applicant: Community Redevelopment Inc.

Issuer: Community Redevelopment Inc.

State of: Oklahoma File Number:

Examiner:

Telephone: